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                                                                   EXHIBIT XI(a)

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                          REGISTRATION RIGHTS AGREEMENT



                                  By and Among

                          BLACKHAWK INVESTORS, L.L.C.,

                               STEVEN A. WEBSTER,

                               WILLIAM R. ZIEGLER

                                       and

                                GEOKINETICS INC.



                ------------------------------------------------

                     Common Stock, par value $.20 per share

                ------------------------------------------------



                            Dated as of July 18, 1997



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                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
1.       Registration Under Securities Act, etc..........................................................1

         1.1      Registration on Request................................................................1
         1.2      Piggy-Back Registration................................................................3
         1.3      Registration Procedures................................................................4
         1.4      Underwritten Offerings.................................................................7
         1.5      Preparation: Reasonable Investigation..................................................8
         1.6      Qualification to Obligations under Registration Covenants..............................8
         1.7      Indemnification........................................................................8

2.       Definitions....................................................................................11

3.       Rule 144 and Rule 144A.........................................................................13

4.       Amendments and Waivers.........................................................................13

5.       Nominees for Beneficial Owners.................................................................14

6.       Notices........................................................................................14

7.       Assignment.....................................................................................14

8.       Calculation of Percentage Interests in Registrable Securities..................................15

9.       No Inconsistent Agreements.....................................................................15

10.      Remedies.......................................................................................15

11.      Severability...................................................................................15

12.      Entire Agreement...............................................................................15

13.      Descriptive Headings...........................................................................15

14.      Governing Law..................................................................................15

15.      Counterparts...................................................................................15



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                  REGISTRATION RIGHTS AGREEMENT, dated as of July 18, 1997,
among Geokinetics Inc., a Delaware corporation (the "Company"), Blackhawk Investors, L.L.C., a Delaware limited liability company ("Blackhawk"), Steven A. Webster ("Webster") and William R. Ziegler ("Ziegler").

                  This Agreement is being entered into in connection with a Securities Purchase and Exchange Agreement, of even date herewith (the "Purchase Agreement"), among the Company, Blackhawk, Webster and Ziegler (Blackhawk, Webster and Ziegler being sometimes hereinafter individually referred to as a "Purchaser" and collectively as the "Purchasers"), providing for (i) the issuance and sale to Blackhawk of (A) 5,041,667 shares of Common Stock, (B) 171,875 shares of Series A Preferred Stock and (C) a Shadow Warrant to purchase up to an aggregate of 6,512,095 shares of Common Stock, subject to adjustment (the "Blackhawk Shadow Warrant") and (ii) the issuance to the Webster and Ziegler of an aggregate of (A) 458,333 shares of Common Stock, (B) 15,625 shares of Series A Preferred Stock and (C) Shadow Warrants to purchase up to an aggregate of 592,009 shares of Common Stock, subject to adjustment (the "Webster/Ziegler Shadow Warrants"), in the individual amounts set forth opposite such Purchaser's name on Schedule 1.1 to the Purchase Agreement, in exchange for the surrender of the Senior Notes, in the aggregate principal amount of $500,000. It is a condition precedent to the obligations of the Company and the Purchasers to consummate the transactions contemplated by the Purchase Agreement that the Company and the Purchasers enter into this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Purchase Agreement.

                  1.       Registration Under Securities Act, etc.

                           1.1      Registration on Request.

                                    (a) Request. At any time, or from time to
time, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 25% of the Registrable Securities (exclusive of any shares of Common Stock issued or issuable pursuant to the Bridge Financing Warrants) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable securities, the Company promptly will give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect, at the earliest possible date, the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

                                    (b) Registration of Other Securities.
Whenever the Company shall effect a registration pursuant to this Section 1.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless Initiating Holders of greater than 51% of the Registrable Securities to be included in such registration shall have consented in writing to the inclusion of such other securities, which consent shall not be unreasonably withheld




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or delayed; provided however, that the foregoing limitation shall not apply to any securities of the Company that were subject to registration rights that were granted by the Company prior to the date hereof and identified on Schedule 1.1(b) attached hereto (collectively, the "Existing Registration Rights"), but provided further, that in the event that any notice is given pursuant to Section 1.1(f) below with respect to such registration, the Registrable Securities hereunder shall be given absolute priority over any other securities subject to Existing Registration Rights with respect to inclusion in such registration.

                                    (c) Registration Statement Form.
Registrations under this Section 1.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

                                    (d) Effective Registration Statement. A
registration requested pursuant to this Section 1.1 shall not be deemed to have been effected unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 120 days.

                                    (e) Selection of Underwriters. If the
Selling Holders of at least 50% of all Registrable Securities to be covered by a registration so elect, the offering of such Registrable Securities pursuant to this Section 1.1 shall be in the form of an underwritten offering. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Selling Holders of at least 50% of the Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

                                    (f) Priority in Requested Registration. If
the managing underwriter of an underwritten offering shall advise the Company in writing (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration is sufficiently large to materially adversely affect the success of the offering, the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the estimated gross proceeds from the sale thereof. To the extent Registrable Securities so requested to be registered are excluded from the offering, the holders of such Registrable Securities shall be deemed not to have used a demand registration pursuant to this Section 1.1.

                                    (g) Limitations on Registration on Request.
Notwithstanding anything in this Section 1.1 to the contrary, the Company shall not be required to take any action to file a registration statement pursuant to this Section 1.1:

                           (i) within 120 days following the effective date of
any subsequent registered offering of the Company's securities to the general public;




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                           (ii) in any registration having an aggregate sales
price (before deduction of underwriting discounts and expenses of sale) of less than $1,500,000;

                           (iii) any registration having an aggregate sales
price (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000 unless such registration is firmly underwritten; or

                           (iv) after the Company has effected an aggregate of
three such registrations.

                                    (h) Expenses. The Company will pay all
Registration Expenses in connection with any registration requested pursuant to this Section 1.1 and each Selling Holder shall pay all underwriting discounts or commissions with respect to the Registrable Securities sold by such Selling Holder in such registration.

                  1.2      Piggy-Back Registration.

                           (a)      Right to Include Registrable Securities. If
the Company at any time proposes to file a registration statement to register any of its equity securities (or any security convertible into or exchangeable for any equity security of the Company) under the Securities Act (except for registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 1.2. Upon the written request of any such holder (a "Requesting Holder") (which request shall specify the amount of Registrable Securities intended to be disposed of by such Requesting Holder) made as promptly as practicable and in any event within 30 days after the receipt of any such notice (20 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof. No registration effected under this Section 1.2 shall relieve the Company of its obligation to effect any registration upon request under Section 1.1.

                           (b)      Priority in Incidental Registrations. If the
managing underwriter of any underwritten offering shall deliver a written opinion to the holders of Registrable Securities that the total amount of Registrable Securities requested to be included in such registration would have a material adverse effect on such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, pro rata among Requesting Holders on the basis of the estimated gross proceeds from the sale thereof; provided that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities




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intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other persons or entities over the amount of securities they intended to offer.

                           (c)      Expenses. The Company will pay all
Registration Expenses in connection with any registration effected pursuant to this Section 1.2 and each Selling Holder shall pay all underwriting discounts or commissions with respect to the Registrable Securities sold by such Selling Holder in such registration.

                  1.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1 and 1.2, the Company will, as expeditiously an possible use its best efforts to:

                           (i) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practicable) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective;

                           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 120 days;

                           (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                           (iv)     register or qualify all Registrable
                  Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request; keep such registration or qualification in effect for so long as such registration statement remains in effect; and take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for




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                  the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (v) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vi) furnish at the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of (x) an opinion of counsel for the Company, dated the effective date of such registration statement and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the sellers of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

                           (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (viii) otherwise comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule




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                  158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                           (ix) keep each Selling Holder and each Requesting Holder advised in writing as to the initiation and progress of any registration under Section 1.1 or 1.2 hereunder, as the case may be;

                           (x) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                           (xi) list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement (the "Comparable Securities") are then listed, or on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq") if such Comparable Securities are then listed or traded on such system, or on the Nasdaq Bulletin Board if such Comparable Securities are then listed, traded or quoted on such bulletin board, as the case may be.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities, as is required by law or the Commission to be included within the registration statement or as the company may from time to time reasonably request in writing.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 1.3 , such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 1.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  1.4      Underwritten Offerings.

                           (a)      Requested Underwritten Offerings. If
requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 1.1, the Company will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of




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that type, including, without limitation, indemnities to the effect and to the extent provided in Section 1.7. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                           (b)      Incidental Underwritten Offerings. If the
Company proposes to register any of its securities under the Securities Act as contemplated by Section 1.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law.

                  1.5 Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company (i) shall give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the reasonable opportunity to participate (at the expense of such holder or holders) in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act and (iii) shall promptly notify the registered holders of Registrable Securities and their counsel of any stop order issued or threatened




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by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  1.6 Qualification to Obligations under Registration Covenants. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 and representing not less than 50% of the Initiating Holders shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 1.1 hereof.

                  1.7      Indemnification.

                           (a)      Indemnification by the Company. The Company
will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1 or 1.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information




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furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, affiliate, partner or controlling Person and shall survive the transfer of such securities by such seller.

                           (b)      Indemnification by the Sellers. As a
condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 1.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 1.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                           (c)      Notices of Claims, etc. Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 1.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 1.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel




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satisfactory to it and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                           (d)      Contribution. If the indemnification
provided for in this Section 1.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or
(b) hereof, the indemnified party and the indemnifying party under subparagraph
(a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph
(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                           (e)      Other Indemnification. Indemnification and
contribution similar to that specified in the preceding subdivisions of this section 1.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                           (f)      Indemnification Payments. The
indemnification and contribution required by this Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  2. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:




                                      -10-                 Page 191 of 241 Pages





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                  "Affiliate" means any person that directly or indirectly
controls or is controlled by or is under common control with any Purchaser. For purposes of this definition, an Affiliate of any Purchaser shall be deemed to include any corporation, partnership, limited liability company or other entity in which such Purchaser (whether directly, or indirectly through any other Person that is an Affiliate) is an officer or director, general partner, managing member or otherwise holds a significant equity interest.

                  "Blackhawk Shadow Warrant" is defined in the second introductory paragraph on page 1.

                  "Bridge Financing Warrants" means those certain warrants to purchase shares of Common Stock issued by the Company to Webster and Ziegler contemporaneously with the issuance of the Senior Notes, as the same may be modified from time to time.

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" is defined in the second introductory paragraph on page 1.

                  "Company" is defined in the first introductory paragraph on page 1.

                  "Comparable Securities" is defined in Section 1.3(xi).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "Existing Registration Rights" is defined in Section 1.1(b).

                  "Initiating Holder" is defined in Section 1.1.

                  "LLC Agreement" means that certain Limited Liability Company Agreement of Blackhawk, dated July , 1997, as the same may be amended from time to time.

                  "Nasdaq" is defined in Section 1.3(xi).

                  "National Market System" is defined in Section 1.3(xi).

                  "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.




                                      -11-                 Page 192 of 241 Pages





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                  "Purchaser" and "Purchasers" are defined in the first
introductory paragraph on page 1.

                  "Purchase Agreement" is defined in the second introductory paragraph on page 1.

                  "Registrable Securities" means (i) the shares of Common Stock acquired by the Purchasers pursuant to the Purchase Agreement, (ii) any shares of Common Stock issued upon conversion of the Series A Preferred Stock acquired by the Purchasers pursuant to the Purchase Agreement, (iii) any shares of Common Stock issued from time to time upon exercise of the Shadow Warrants, (iv) any shares of Common Stock acquired from time by any Purchaser or any Affiliate thereof, and (v) any Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 1, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) with respect to an underwritten offering.

                  "Related Registrable Securities" means any securities of the Company issued or issuable with respect to the securities by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Requesting Holder" is defined in Section 1.2.

                  "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar statute.

                  "Selling Holder" is defined in Section 1.1.




                                      -12-                 Page 193 of 241 Pages





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                  "Senior Notes" means those certain 12% Senior Secured
Promissory Notes of the Company and certain of its subsidiaries issued in favor of Webster and Ziegler, in the aggregate principal amount of $500,000.

                  "Series A Preferred Stock" means that series of Preferred Stock of the Company created and designated pursuant to the Certificate of Designation of Series A Convertible Preferred Stock of the Company, in the form of Exhibit A attached to the Purchase Agreement.

                  "Shadow Warrants" means the Blackhawk Shadow Warrant and the Webster/Ziegler Shadow Warrants, inclusive of any warrant or warrants issued in replacement thereof, whether pursuant to Section 1.4 or 4 of the initial Shadow Warrants.

                  "Webster/Ziegler Shadow Warrants" is defined in the second introductory paragraph on page 1.

                  3. Rule 144 and Rule 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether the Company has complied with such requirements.

                  4. Amendments and Waivers. This Agreement may be amended with the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the holder or holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

                  5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities hold by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.




                                      -13-                 Page 194 of 241 Pages





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                  6. Notices. All notices, demands and other communications
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery:

                           (a) if to the Purchasers, addressed to them in the
                  manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing;

                           (b) if to any other holder of Registrable Securities,
                  at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                           (c) if to the Company, addressed to it in the manner
                  set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

                  7. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to each Purchaser, any holder who is an affiliate or successor entity to such Purchaser (which, with respect to Blackhawk, shall include any member thereof to whom shares of Registrable Securities may be distributed pursuant to the LLC Agreement and any person to whom the managing member of Blackhawk shall have agreed or shall hereafter agree to distribute shares of Registrable Securities that such managing member may become entitled to receive under the terms of the LLC Agreement) or a transferee therefrom of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. The Purchasers named on the signature page of this Agreement (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities, to eliminate or impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Sections 1.1 and 1.2 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

                  8. Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made.




                                      -14-                 Page 195 of 241 Pages





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                  9. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

                  10. Remedies. Each holder of Registrable Securities, is entitled to exercise all rights granted by law, including recovery of damages; such rights not to extend to incidental or consequential damages.

                  11. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

                  12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                  14. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       GEOKINETICS INC.



                                       By:/s/ JAY D. HABER
                                          ______________________________________
                                          Name:  Jay D. Haber
                                          Title: President




                                      -15-                 Page 196 of 241 Pages






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



                                 PURCHASERS:

                                 BLACKHAWK INVESTORS, L.L.C.

                                 By: Blackhawk Capital Partners, Managing Member




                                 By:/s/ WILLIAM R. ZIEGLER
                                    ____________________________________________
                                    Name:  William R. Ziegler
                                    Title: Partner




                                 /s/ STEVEN A. WEBSTER
                                 _______________________________________________
                                 Steven A. Webster, Individually




                                 /s/ WILLIAM R. ZIEGLER
                                 _______________________________________________
                                 William R. Ziegler, Individually



                                      -16-                 Page 197 of 241 Pages


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